SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                           FORM 8-K



                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

              Date of Report:  September 28, 1994



                    NPC INTERNATIONAL, INC.
    (Exact name of registrant as specified in its charter)



                            Kansas
                   (State of incorporation)


        0-13007                           48-0817298
      (Commission                        (IRS Employer
      File Number)                       Identification No.)



720 W. 20th Street, Pittsburg, Kansas        66762
(Address of principal executive office)      (Zip Code)


        Registrant's telephone number:  (316-231-3390)



Item 2.     Acquisition or Disposition of Assets.


            On June 7, 1994, the registrant signed a definitive asset exchange agreement by and among registrant, Pizza Hut, Inc. (PHI, a Delaware Corporation) and Pizza Hut of San Diego, Inc. (PHSD, a California Corporation). Agreement provides for the exchange of certain assets of the registrant for assets of PHI and/or PHSD and for the registrant to enter into or otherwise receive new franchise agreements for the operation of the registrants Pizza Hut restaurants and delivery kitchens. Additionally, on July 19, 1994 and as contemplated by the agreement above, the registrant signed a definitive asset purchase agreement by and among registrant and listed selling stockholders. Agreement provided for the purchase of all assets related to 17 Pizza Hut restaurants.

            Effective August 3, 1994 and August 4, 1994, respectively, the transactions described above, meeting all conditions precedent by registrant and PHI and PHSD or selling stockholders, was closed. The transaction was financed in the normal course of business through the registrant's existing line of credit with their lead banking institution.


Item 7.     Financial Statements, Pro Forma
            Financial Information and Exhibits.

             (a) Pro forma financial information. Attached hereto as Exhibit 1

            Exhibit           Description

                A             Asset Purchase Agreement between
                              NPC International, Inc. and
                              Listed Sellers

                          SIGNATURES

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NPC INTERNATIONAL, INC.



Date:  October 3, 1994    By: James K. Schwartz
                              Vice President and
                              Chief Financial Officer